Exhibit 99.4

IGNYTE’S MANAGEMENT’S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND

RESULTS OF OPERATIONS

The forward-looking statements contained in this report are based on our current expectations and beliefs concerning future developments and their potential effects on us. There can be no assurance that future developments affecting us will be those that we have anticipated. These forward-looking statements involve a number of risks, uncertainties (some of which are beyond our control) or other assumptions that may cause actual results or performance to be materially different from those expressed or implied by these forward-looking statements. These risks and uncertainties include, but are not limited to, those factors described under the heading “Risk Factors” in the definitive proxy statement filed on October 7, 2022. Should one or more of these risks or uncertainties materialize, or should any of our assumptions prove incorrect, actual results may vary in material respects from those projected in these forward-looking statements. We undertake no obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise, except as may be required under applicable securities laws.

References in this “Ignyte Management’s Discussion and Analysis of Financial Condition and Results of Operations” section to the “Company,” “us” or “we” refer to Ignyte Acquisition Corp.

Overview

We are an early-stage blank check company incorporated as a Delaware corporation and formed for the purpose of effecting an initial business combination.

We leverage the more than nine decades of combined operational and financial experience of our management team and board of directors who are both established healthcare entrepreneurs and sophisticated investors. We believe our extensive industry experience and proven ability to source, acquire, grow and revitalize companies will provide our management team with a robust and consistent flow of acquisition opportunities. Our management team and board’s broad relationships across multiple networks, including leading healthcare company founders, executives of private and public companies, leading M&A investment banks and private equity firms, as well as their ability to engage early with founder-led businesses represents a differentiated advantage to successfully source transaction opportunities. Our team has been immersed in the same ecosystem as the current founders of private companies who are making decisions on how to build currency for future growth and monetization.

While we may pursue an initial business combination target in any business, industry or geographical location, we are focusing our search primarily within the healthcare sector. We are capitalizing on the ability of our management team to identify, acquire and operate a business or businesses that can benefit from our management team and board’s established relationships and operating experience. Our management team has extensive experience in identifying and executing strategic investments and has done so successfully in several sectors, particularly in healthcare businesses.

Recent Events

On April 28, 2022 we entered into the Business Combination Agreement, which provides for the share swap transactions pursuant to the Business Combination. See “Proposal No. 1 — The Business Combination Proposal — The Business Combination Agreement” for additional information.

Results of Operations

Our entire activity since inception up to March 31, 2022 relates to our formation, our IPO and, since the closing of our IPO, a search for a business combination candidate. We will not be generating any operating revenues until the closing and completion of our initial business combination, at the earliest.

Our entire activity since inception up to June 30, 2022 relates to our formation, the IPO and, since the closing of the IPO, a search for a Business Combination candidate. We will not be generating any operating revenues until the closing and completion of our initial Business Combination, at the earliest.

For the three months ended June 30, 2022, we had net loss of $321,933, which consisted of $798,156 in formation and operating costs, offset by $76,223 in interest earned on marketable securities held in the Trust Account, and $400,000 in unrealized gain on the change in fair value of warrants.

For the six months ended June 30, 2022, we had net income of $275,190, which consisted of $81,691 in interest earned on marketable securities held in the trust account, and $1,425,000 in unrealized gain on the change in fair value of warrants, offset by $1,231,501 in formation and operating costs.

For the three months ended June 30, 2021, we had net income of $616,107, which consisted of $2,087 in interest earned on marketable securities held in the trust account, $725,000 in unrealized gain on change in fair value of warrants, and $110,980 in formation and operating costs.

For the six months ended June 30, 2021, we had net income of $269,924, which consisted of $4,345 in interest earned on marketable securities held in the trust account, $575,000 in unrealized gain on change in fair value of warrants, and $309,421 in formation and operating costs.

Liquidity and Capital Resources

As of June 30, 2022, we had $44,664 in its operating bank account and working capital deficit of $1,356,574, which excludes $87,990 of accrued Delaware franchise tax to be paid out of interest earned on the Trust Account.

Prior to the completion of the IPO, our liquidity needs had been satisfied through a payment from the Sponsor of $25,000 (see Note 5 to Ignyte’s Unaudited Condensed Financial Statements) for the Founder Shares to cover certain offering costs, the loan under an unsecured promissory note from the Sponsor of $80,000, and the net proceeds from the consummation of the Private Placement not held in the Trust Account. In addition, in order to finance transaction costs in connection with a Business Combination, our Sponsor or an affiliate of our Sponsor or our officers and directors or their affiliates may, but are not obligated to, provide us Working Capital Loans (see Note 5 to Ignyte’s Unaudited Condensed Financial Statements). On March 21, 2022, our Sponsor signed an agreement to provide a Working Capital Loan of $300,000 to us as required.

Going Concern

In connection with our assessment of going concern considerations in accordance with Financial Accounting Standard Board’s Accounting Standards Update (“ASU”) 2014-15, “Disclosures of Uncertainties about an Entity’s Ability to Continue as a Going Concern,” the Company has until November 2, 2022 to consummate the proposed business combination. It is uncertain that we will be able to consummate the proposed business combination by this time. If a business combination is not consummated by this date, there will be a mandatory liquidation and subsequent dissolution. Management has determined that the mandatory liquidation, should a business combination not occur, and potential subsequent dissolution, raises substantial doubt about our ability to continue as a going concern. No adjustments have been made to the carrying amounts of assets or liabilities should we be required to liquidate after November 2, 2022. We intend to complete the proposed business combination before the mandatory liquidation date. However, there can be no assurance that we will be able to consummate any business combination by November 2, 2022.

Based on the foregoing, management believes that the Company will not have sufficient working capital and borrowing capacity from the Sponsor or an affiliate of the Sponsor, or certain of the Company’s officers and directors to meet its needs through the earlier of the consummation of a Business Combination or one year from this filing. However, the Working Capital Loans, as defined in Note 5 to Ignyte’s Unaudited Condensed Financial Statements, will provide additional flexibility to continue our identification and pursuit of potential business combination targets. Over this time period, the Company will be using available funds, including those from the Working Capital Loans, for the purpose of paying existing accounts payable, identifying and evaluating prospective Initial Business Combination candidates, performing due diligence on prospective target businesses, paying for travel expenditures, selecting the target business to merge with or acquire, and structuring, negotiating and consummating the Business Combination.

Critical Accounting Policies and Estimates

The preparation of the unaudited condensed financial statements in conformity with US GAAP requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the unaudited condensed financial statements and the reported amounts of expenses during the reporting period. Actual results could differ from those estimates. We have identified the following as our critical accounting policies:

Warrant Liabilities

We account for the Warrants, as either equity or liability-classified instruments based on an assessment of the specific terms of the Warrants and the applicable authoritative guidance in FASB ASC 815, Derivatives and Hedging ASC 815. The assessment considers whether the Warrants meet all of the requirements for equity classification under ASC 815, including whether the Warrants are indexed to our own common stock and whether the warrant holders could potentially require “net cash settlement” in a circumstance outside of the our control, among other conditions for equity classification. This assessment, which requires the use of professional judgment, was conducted at the time of issuance of the Warrants and will continue as of each subsequent quarterly period end date while the Warrants are outstanding.

For issued or modified warrants that meet all of the criteria for equity classification, such warrants are required to be recorded as a component of additional paid-in capital at the time of issuance. For issued or modified warrants that do not meet all the criteria for equity classification, such warrants are required to be recorded at their initial fair value on the date of issuance, and each balance sheet date thereafter. Changes in the estimated fair value of liability-classified warrants are recognized as an unrealized gain or loss on the statements of operations.

We account for the Private Warrants (as defined in Notes 3 and 4 to Ignyte’s Unaudited Condensed Financial Statements) in accordance with ASC 815-40 under which the Private Warrants do not meet the criteria for equity classification and must be recorded as liabilities. The fair value of the Private Warrants has been estimated using the Modified Black Scholes model.

We evaluated the Public Warrants (as defined in Notes 3 and 4 to Ignyte’s Unaudited Condensed Financial Statements) in accordance with ASC 815-40, “Derivatives and Hedging—Contracts in Entity’s Own Equity” and concluded that they met the criteria for equity classification and are required to be recorded as part a component of additional paid-in capital at the time of issuance.

Common Stock Subject to Possible Redemption

All of the 5,750,000 shares of common stock sold as part of the Units in the IPO contain a redemption feature which allows for the redemption of such public shares in connection with our liquidation, if there is a stockholder vote or tender offer in connection with the business combination and in connection with certain amendments to our amended and restated certificate of incorporation. In accordance with SEC and its staff’s guidance on redeemable equity instruments, which has been codified in ASC 480-10-S99, redemption provisions not solely within our control require common stock subject to redemption to be classified outside of permanent equity. Therefore, all common stock, excluding the founder shares, has been classified outside of permanent equity.

We recognize changes in redemption value immediately as they occur and adjusts the carrying value of redeemable common stock to equal the redemption value at the end of each reporting period. Increases or decreases in the carrying amount of redeemable common stock are affected by charges against additional paid in capital and accumulated deficit.

Net Loss Per Common Stock

We recognize two classes of shares for earnings per share purposes, which are referred to as redeemable common stock and outstanding common stock. Earnings and losses are shared pro rata between the two classes of shares. The 5,375,000 potential common shares for outstanding warrants to purchase our stock were excluded from diluted earnings per share for the three and six months ended June 30, 2022 and 2021 because the warrants are contingently exercisable, and the contingencies have not yet been met. As a result, diluted net income (loss) per common share is the same as basic net income per common share for the periods.

Off-Balance Sheet Arrangements

As of June 30, 2022, we did not have any off-balance sheet arrangements as defined in Item 303(a)(4)(ii) of Regulation S-K.

Quantitative and Qualitative Disclosures about Market Risk

As of June 30, 2022, we were not subject to any market or interest rate risk. Following the consummation of our IPO, the net proceeds of our IPO, including amounts in the trust account, have been invested in United States “government securities” within the meaning of Section 2(a)(16) of the Investment Company Act having a maturity of 185 days or less, or in money market funds meeting certain conditions under Rule 2a-7 promulgated under the Investment Company Act which invest only in direct U.S. government treasury obligations. Due to the short-term nature of these investments, we believe there will be no associated material exposure to interest rate risk.